Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333- 280270) of Tempus AI, Inc. of our report dated February 24, 2025 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois

February 24, 2025